Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 9, 2020 (except for Note 13(d), as to which the date is June 8, 2020), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-238608) and the related Prospectus of Generation Bio Co. dated June 11, 2020 for the registration of 11,500,000 shares of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts
June 11, 2020